Exhibit 10.4
15 July 2019
KBS US Prime Property Management Pte. Ltd.
1 Raffles Place
#40-01 One Raffles Place
Singapore 048616
KBS REIT Properties Ill LLC
800 Newport Center Drive
Suite 700, Newport Beach
California 92660

Dear Sirs
PRIME US REIT - SIDE LETTER TO KBS SUBSCRIPTION AGREEMENT

1.
We refer to the subscription agreement (the "Subscription Agreement") dated 27 June 2019 entered into between KBS US Prime Property Management Pte. Ltd., as manager of Prime US REIT (the "Manager") and KBS REIT Properties Ill LLC (the "Investor") in relation to the subscription of 228,408,999 units in Prime US REIT ("Subscription Units") by the Investor.

2.
We refer to clause 6.1.16 of the Subscription Agreement and acknowledge and agree that the Investor has or will be granted a waiver by the trustee of Prime US REIT (on the recommendation of the Manager) allowing the Investor to own up to a 33.3% (instead of up to 26.0%) interest in Prime US REIT.

3.
We refer to the initial public offering of Units (as defined in the Subscription Agreement) in Prime US REIT, which includes an international placement of 318,442,200 Units (the "Placement Tranche"). Separate from the subscription of the Subscription Units by the Investor pursuant to the Subscription Agreement, the Investor has applied to subscribe for Units as part of the Placement Tranche. As a condition to the Manager's acceptance of such application, the Investor hereby agrees that each of the provisions of clauses 6.1.7 and 9 of the Subscription Agreement shall also apply in respect of any and all Units in Prime US REIT subscribed for by the Investor in the Placement Tranche (the "Placement Units"). Accordingly, the Investor hereby represents, acknowledges and agrees to each of the provisions of clauses 6.1.7 and 9 of the Subscription Agreement, substituting the term "Subscription Units" each time it appears in such clause for the term "Placement Units". The Investor acknowledges that the Underwriters and/or the members of the Advisory Group, as such terms are defined in the Subscription Agreement, shall have the unconditional right under the Contracts (Rights of Third Parties) Act to rely on this provision.

4.
The Investor understands that neither the US Securities and Exchange Commission nor any state securities commission nor any other US regulatory authority has approved or disapproved of the Placement Units or the Prospectus (as defined in the Subscription Agreement), passed upon or endorsed the merits of the initial public offering or confirmed the accuracy or determined the adequacy of the Prospectus. Moreover, the Investor understands that the Prospectus has not been drafted to comply with the form and disclosure requirements that would apply were the Placement Units being registered pursuant to the US Securities Act, including without limitation those pursuant to Form 20-F, Regulation S-K and Regulation S-X.

The Investor acknowledges that the Underwriters and/or the members of the Advisory Group, as such terms are defined in the Subscription Agreement, shall have the unconditional right under the Contracts (Rights of Third Parties) Act to rely on this provision.

5.
This letter is governed by, and shall be construed in accordance with, the laws of Singapore, and each party to this letter irrevocably submits to the non-exclusive jurisdiction of the courts of Singapore.

6.
This letter may be executed in any number of counterparts, each of which, when executed and delivered (whether in original or fax copy), will be an original, but all the counterparts together will constitute one and the same document.

7.	This letter may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto.

We hereby confirm our agreement to the foregoing.
SIGNED by
For and on behalf of
KBS US Prime Property Management Pte. Ltd.
(as manager of Prime US REIT)
/s/ Sandip Talukdar
Name: Sandip Talukdar
Designation: Chief Financial Officer

We hereby confirm our agreement to the foregoing.
SIGNED by
for and on behalf of

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer